 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA		24019
(Address of principal executive offices)		(Zip Code)

(540) 265-0690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2015, shareholders of Optical Cable Corporation (“OCC” or the “Company”) approved the Optical Cable Corporation Second Amended and Restated 2011 Stock Incentive Plan (the “2015 Restatement”).

The Company’s 2011 Stock Incentive Plan was originally approved by the Company’s shareholders at the annual meeting of the shareholders held on March 29, 2011. The first amendment and restatement of the 2011 Stock Incentive Plan was adopted by the Company’s Board of Directors on February 15, 2013 and by the Company’s shareholders at the annual meeting of shareholders held on March 26, 2013 (together, the “2011 Amended Plan”). The 2015 Restatement replaces the Company’s previously existing 2004 Non-employee Directors Stock Plan and incorporates its relevant terms with the 2011 Stock Incentive Plan, as amended.

The 2015 Restatement permits grants of shares of restricted stock, restricted stock units, options, stock appreciation rights, performance grants and stock awards. Shareholder approval of the 2015 Restatement permits performance-based awards, as discussed below, to qualify for deductibility under Section 162(m) of the Internal Revenue Code (the “Code”).

Awards and grants under the 2015 Restatement are referred to as “Incentive Awards.” Incentive Awards may be made to any employee, Director or consultant employed by or providing bona fide services to the Company, its parent or its subsidiaries. Those persons who receive Incentive Awards under the 2015 Restatement are referred to as “Participants.”

Effective Date of the Plan

The 2015 Restatement became effective on March 31, 2015 when approved by the Company’s shareholders. The 2015 Restatement will automatically terminate at the close of business on February 10, 2025.

Eligibility

All present and future employees, Directors and consultants of the Company and its subsidiaries are eligible to receive Incentive Awards under the 2015 Restatement if the Compensation Committee determines that they have contributed, or can be expected to contribute, significantly to the Company or any of its subsidiaries. The Compensation Committee has the power and complete discretion to select eligible employees and other eligible service providers to receive Incentive Awards and to determine the type of award and its terms and conditions. As of January 31, 2015, the Company estimates that there are less than 500 employees and other service providers (2 of whom are executive officers and 4 of whom are Directors) who may be eligible for Incentive Awards under the 2015 Restatement.

Administration

The 2015 Restatement will be administered by the Compensation Committee. The Compensation Committee will have full authority, subject to the provisions of the 2015 Restatement to, among other things, determine the Participants to whom Incentive Awards will be granted, the type of Incentive Awards to be granted, the number of shares to be made subject to Incentive Awards, the exercise price and other terms and conditions of the Incentive Awards and to interpret the 2015 Restatement. The Compensation Committee may prescribe, amend and rescind the rules and regulations relating to the 2015 Restatement, and may delegate certain administrative powers to officers of the Company.

The 2015 Restatement is intended to comply with the provisions of SEC Rule 16b-3, which permit Incentive Awards granted under the plan to be exempt from the short-swing profit liability rules under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). In addition, the 2015 Restatement is designed to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code, thereby allowing us to maximize our federal income tax deductions with respect to Incentive Awards granted under the 2015 Restatement, and to allow Incentive Awards to comply with the requirements of Section 409A of the Code regarding deferred compensation arrangements, to the extent applicable.

Common Shares Available for Incentive Awards

The number of Common Shares of the Company available for issuance under the 2015 Restatement is 550,000 Common Shares plus the total number of shares remaining available for issuance under the 2011 Amended Plan as of the effective date of the 2015 Restatement (the “Previously Reserved Shares”). The Previously Reserved Shares were authorized by the Company’s shareholders for reservation under the 2011 Amended Plan.

As of February 2, 2015, the effective date of the 2015 Restatement:

●	Approximately 148,000 shares remained available for issuance under the 2011 Amended Plan;
●	There were 609,849 restricted shares of the Company, previously granted under the 2011 Amended Plan that are issued and outstanding, but which have not yet vested and are subject to forfeiture; and
●	There were no options, warrants, stock appreciation rights or other stock incentive awards outstanding.

In addition, no incentive awards remain outstanding and no shares of common stock remain available for issues under the Company’s 2004 Non-employee Directors Stock Plan.

The number of shares available for issuance under the 2015 Restatement will be subject to adjustment upon the occurrence of any stock dividend or other distribution, stock split, merger, consolidation, combination, share repurchase or exchange or other similar corporate transaction or event. In addition, no more than 250,000 Common Shares may be allocated to the Incentive Awards that are granted during any single taxable year of the Company to any Participant. The aggregate maximum cash amount payable under the 2015 Restatement in any single taxable year of the Company to any Participant cannot exceed $2,000,000. The aggregate maximum number of Common Shares that may be allocated to grants of Incentive Awards to all Directors as a group during any single calendar year shall be 75,000 shares.

The number of shares reserved and available for issuance under the 2015 Restatement will be increased by an additional 550,000 shares—which is in addition to the total number of shares still available for issuance under the Amended Plan all of which were previously authorized for reservation by the Company’s shareholders.

Common Shares covered by an Incentive Award granted under the 2015 Restatement will not be counted as used under the 2015 Restatement unless and until they are actually issued and delivered to a Participant. Shares withheld by the Company from any type of Incentive Award, other than an option or stock appreciation right, to pay taxes with respect to such award may be used for new Incentive Awards or to increase the total number of shares reserved under the 2015 Restatement. None of the following shares may be added back to the number of shares reserved for issuance under the 2015 Restatement or otherwise applied to any new Incentive Award under the 2015 Restatement; (i) shares issued upon the exercise, vesting or distribution under an Incentive Award, (ii) shares tendered by the Participant or withheld by the Company in payment of the purchase price of an option, (iii) shares subject to a stock appreciation right that are not issued in connection with its stock settlement when exercised, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options. Finally, shares covered by a stock appreciation right shall be counted as used only if the shares are actually issued to the Participant.

The number of shares that may be issued under the 2015 Restatement will be proportionately adjusted in the event of a recapitalization event like a stock dividend, stock split or other similar event affecting the Company’s Common Shares. The 2015 Restatement prohibits repricing of stock options or stock appreciation rights without shareholder approval, except in connection with a recapitalization event. A repricing generally includes any change to reduce the exercise price of outstanding options or stock appreciation rights, the cancellation of outstanding options or stock appreciation rights in exchange for cash or other incentive awards (except for an exchange in connection with a corporate event involving the Company) or any other action that is treated as a repricing under generally accepted accounting principles.

Types of Incentive Awards That May Be Granted Under the 2015 Restatement.

The following types of Incentive Awards may be granted under the 2015 Restatement:

Stock Options and Stock Appreciation Rights. The Compensation Committee may grant options to eligible employees and other service providers, and establish the terms and conditions for exercising an option. Stock appreciation rights may be granted on all or any part of an option, and also are subject to terms and conditions set by the Compensation Committee. Stock appreciation rights also may be granted separately from an option. No dividend equivalents may be paid with respect to options or stock appreciation rights.

The exercise price of an option will be at least 100% of the fair market value of Company Common Shares on the date that the option is granted. No option may be exercised more than 10 years after the date on which it was granted, or after such shorter period as may be required by the Code. The options may be either incentive stock options or nonstatutory options. Incentive stock options are options which satisfy Section 422 of the Code and the regulations thereunder. Nonstatutory options do not satisfy Section 422 of the Code. For purposes of the 2015 Restatement, fair market value means the closing sales price of a Common Share (as reported by the exchange on which the Company’s shares are listed or other manner permitted by the 2015 Restatement) as of the date of grant or such other date for which the value of Company Common Shares must be determined.

Payment for shares purchased upon exercise of an option must be made in full in cash, or if permitted by the Compensation Committee, by delivery of shares owned by the Participant having a fair market value on the date of transfer equal to the exercise price, or in such other manner as may be authorized by the Compensation Committee.

A stock appreciation right entitles the Participant to receive an amount equal to (i) the fair market value on the date of exercise of Company Common Shares covered by the surrendered stock appreciation right the excess of (ii) the fair market value of Company Common Shares on the date the stock appreciation right was granted. The award may be paid in Company Common Shares or cash, or both.

Restricted Stock and Stock Awards. The Compensation Committee may grant restricted stock under the 2015 Restatement, which will be Company Common Shares subject to certain terms and conditions. The Participant will not be able to sell or transfer the restricted stock until the restrictions stated in the award agreement have been met, which may include the achievement of performance goals (as described below under the heading Performance Grants). The restricted stock will be forfeited if the restrictions are not met. The minimum vesting period for an award of restricted stock to an employee or consultant which vests solely on continued service and the passage of time shall not be less than three consecutive years in length on either a graded (not less frequently than annually) basis or cliff basis, as determined by the Compensation Committee. The minimum performance period for an award of restricted stock to an employee or consultant which vests based in whole or in part on the achievement of performance conditions, or the vesting period for a restricted stock award to a Director, shall not be less than one year in length. Unless the grant agreement provides otherwise, any stock dividends or other distributions with respect to any outstanding shares of restricted stock shall be issued subject to the same vesting conditions and transferability restrictions as the underlying shares of restricted stock, and any cash dividends or other distributions with respect to any outstanding shares of restricted stock shall be distributed on the dividend payment date to the holder of the shares of restricted stock.

Stock awards may be granted to Directors or consultants. Unless otherwise determined by the Compensation Committee, shares subject to a stock award will be issued as soon as practicable following the date granted and the holder of the shares shall have all rights of a shareholder of the Company. Stock Awards granted to Directors (“Director Stock Awards”) may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the passage of six (6) months beginning on the date of grant unless otherwise determined by the Compensation Committee. However, the Compensation Committee may establish as to each Director Stock Award the terms and conditions upon which such restriction (or any other restrictions) shall lapse. The terms and conditions may include, without limitation, lapsing of such restrictions as a result of the disability, death or retirement of the Participant or the occurrence of a change of control. The Compensation Committee may at any time waive or remove any restrictions. The Participant (and not the Company) will be responsible for any tax liability that may arise as a result of a Director Stock Award.

Restricted Stock Unit Awards. The Compensation Committee may grant restricted stock units, which will be the right to receive Company Common Shares or cash subject to certain terms and conditions. Unlike grants of restricted stock, no shares are issued at grant. Such restrictions may include the achievement of performance goals (as described below under the heading Performance Grants). Similar to restricted stock, restricted stock units cannot be sold or transferred by a Participant until the applicable restrictions expire or have been met. Upon the lapse of restrictions, a restricted stock unit entitles a Participant to receive Common Shares or cash equal to the fair market value of a Common Share on the date the restrictions lapse. The minimum period over which the restrictions of any award of restricted stock units (not subject to a performance goal) may lapse is three years from the date of grant on a graded (not less frequently than annually) basis or cliff basis, as determined by the Compensation Committee. The minimum restriction period applicable to any award of restricted stock units to an employee or consultant which vests subject to a performance goal, or the vesting period of a restricted stock unit award to a Director, is one year from the date of grant. The Compensation Committee may provide that a Participant shall be entitled to receive dividend equivalents on outstanding restricted stock units. Dividend equivalents with respect to dividends or other distributions that are paid in Company Common Shares or cash are credited to the Participant as additional restricted stock units subject to the same restrictions. Unless otherwise provided in a grant agreement, dividend equivalents, if any, are credited with respect to an award of restricted stock units as follows: (i) in the case of a stock dividend or other distribution, by crediting the Participant with an additional number of restricted stock units equal to the number of shares of Company Common Shares the Participant would have received in the dividend with respect to his or her restricted stock units had the Restricted Stock Units been outstanding shares of Company Common Shares on the dividend payment date; and (ii) in the case of a cash dividend or other distribution, by crediting the Participant with an additional number of restricted stock units equal to the quotient of (A) the aggregate cash amount the Participant would have received in the dividend with respect to his or her restricted stock units had the restricted stock units been outstanding shares of Company Common Shares on the dividend payment date, divided by (B) the Fair Market Value of a share of Company Common Shares on the dividend payment date, rounded down to the nearest whole share. Any additional restricted stock units issued as dividend equivalents are subject to the same vesting and other terms and conditions as the underlying restricted stock units.

Performance Grants. Performance grants are the right to receive an amount denominated in cash (but payable in cash or common stock), subject to the achievement of pre-established performance goals. Performance grants shall be granted and administered to comply with the requirements of Section 162(m) of the Code. Performance goals are based on objective and quantifiable performance criteria. The performance criteria that the Compensation Committee may use in establishing performance goals are total shareholder return, stock price, revenue, gross profit, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), operating income, pre-tax earnings, net operating profit after taxes, net income, earnings per share, gross margin, operating margin, net margin, operating cash flow, free cash flow, return on assets, return on invested capital, return on equity, or return on some defined set of assets, capital or equity as defined by the Compensation Committee. Performance criteria may be used to measure the performance of the Company on a consolidated basis or any segment, sector, one or more customers, subsidiary, affiliate, division or business unit of the Company. The performance criteria may be applied either individually, alternatively, or in any combination and measured on as reported (GAAP), gross, net or operating basis, on a total or continuing basis, on an annual or cumulatively over a defined period of time basis, and can be measured on an absolute, relative, growth, or per-share basis. The performance criteria may be measured including or excluding extraordinary items such as restructuring charges, casualty losses, insurance recoveries, and other one-time, non-recurring items.

The Compensation Committee sets the threshold, target and maximum amounts payable under the performance grant. The Participant receives the appropriate payments at the end of the performance period if the performance goals (and other terms and conditions of the award) are met. The actual payments under a performance grant can be made in cash, Company Common Shares, or both, as determined by the Compensation Committee. Any payments in Common Shares will be based on the fair market value of Common Shares on the payment date.

Applicable Withholding Taxes.

The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the Company’s obligation to withhold applicable withholding taxes with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2015 Restatement. The obligations of the Company under the 2015 Restatement is conditioned on such payment or arrangements and the Company will have, to the extent permitted by law, the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Compensation Committee at the time the Incentive Award is made or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Incentive Award shares of Company Common Shares having a fair market value on the date of withholding equal to the amount that the Company determines is necessary to satisfy its withholding obligation. All such elections shall be subject to any restrictions or limitations that the Compensation Committee, in its sole discretion, deems appropriate.

Change of Control

If the Company undergoes a Change of Control and the Company is not the surviving entity and the successor to the Company does not agree in writing prior to the occurrence of the change of control to continue and assume the award following the change of control, or if for any other reason the award would not continue after the change of control, then if the award is an option or stock appreciation right, it will vest fully, any and all restrictions on exercisability shall lapse; and if the award is a non-option award, it will immediately vest fully, and all restrictions shall lapse, and the award shall be paid; except that, that if the award is performance-based, any payment under the award will be computed based on the performance terms of the award and based on actual performance achieved to the date of the change of control. No acceleration of vesting, exercisability and/or payment of an outstanding Incentive Award will occur in connection with a change of control if either the Company is the surviving entity, or the successor to the Company agrees prior to the change of control to assume the award. However, individual awards may provide for acceleration under these circumstances. If an option or stock appreciation right is fully vested but is not exercised or paid prior to the change of control and the Company is not the surviving entity and the successor to the Company does not agree to continue and assume the award following the change of control, or if for any other reason the award would not continue after the change of control, then the Compensation Committee may provide for the settlement in cash of the award. An option or stock appreciation right settled by the Compensation Committee shall automatically terminate. If, in such circumstances, the Compensation Committee does not provide for the cash settlement of an option or stock appreciation right, then upon the change of control such option or stock appreciation right shall terminate; provided that the Participant shall be given reasonable notice of such intended termination and an opportunity to exercise the option or stock appreciation right prior to or upon the change of control.

Termination of the 2015 Restatement

The Board may terminate the 2015 Restatement at any time. Termination will not adversely affect any Incentive Award outstanding at the time of termination. If not sooner terminated, the 2015 Restatement will terminate on February 10, 2025.

Amendment of the 2015 Restatement or Incentive Awards

The Board may amend or terminate the 2015 Restatement in any manner as it deems advisable. However, if and to the extent required by the Code or NASDAQ, shareholders must approve amendments that would (i) increase the number of Common Shares that are reserved and available for issuance under the 2015 Restatement; (ii) materially modify the requirements as to eligibility to participate in the 2015 Restatement; (iii) materially increase the benefits that Participants may receive under the 2015 Restatement, or (iv) expand the types of Incentive Awards provided for under the 2015 Restatement. The Board can amend unilaterally the 2015 Restatement (subject to the foregoing limitations) and Incentive Awards as it deems appropriate (to the extent set forth in the 2015 Restatement) to ensure that the 2015 Restatement and Incentive Awards comply with any section of the Code and with SEC Rule 16b-3.

Transferability of Incentive Awards

Participants’ interests in performance grants, restricted stock units and stock appreciation rights are not transferable prior to payment, or exercise of the awards, as the case may be. Restricted stock is not transferable until the restrictions have lapsed or been removed. Nonstatutory stock options are transferable only to the extent provided by the Compensation Committee in the award agreement and permitted by applicable securities laws. Incentive stock options are not transferable except by will or the laws of descent and distribution. Stock awards are generally transferrable upon issuance.

New Plan Benefits

It is not possible at this time to determine the benefits that will be received by executive officers or other employees of the Company under the 2015 Restatement if the plan is approved by our shareholders. Such benefits will depend on future actions of the Compensation Committee and on the fair market value of the Company Common Shares at various future dates and the extent to which performance goals set by the Compensation Committee are met.

Federal Income Tax Consequences

Stock Options and Stock Appreciation Rights.  Upon exercise of a nonstatutory stock option a Participant generally will recognize ordinary income equal to the difference between the fair market value of the Common Shares acquired on the date of the exercise and the exercise price. Upon exercise of a stock appreciation right, a Participant generally will recognize ordinary income equal to the difference between the fair market value on the date of exercise of Common Shares covered by the surrendered stock appreciation right over the fair market value of Common Shares on the date the stock appreciation right was granted. Generally, such amounts will be included in the Participant's gross income in the taxable year in which exercise occurs. The purchase price paid by the Participant (in the case of a nonstatutory stock option), plus the amount included in the Participant’s income as a result of exercise, will become the Participant's basis in the shares. If the Participant is an employee, this income is subject to applicable tax withholding. Any profit or loss realized on the later sale or exchange of the Common Shares relative to the Participant's basis in the shares will be treated as a capital gain or a capital loss.

Upon exercise of an incentive stock option, a Participant generally will not recognize income subject to tax, unless the Participant is subject to the alternative minimum tax. The purchase price paid by the Participant will become the Participant's basis in the shares. If the Participant holds the Common Shares purchased upon exercise of an incentive stock option until the later of two years after the option was awarded to the Participant or one year after the Common Shares were issued to the Participant (the "Holding Period"), then any profit or loss realized on the later sale or exchange of the Common Shares relative to the Participant's basis in the shares will be capital gain or loss. If the Participant sells or exchanges the Common Shares prior to expiration of the Holding Period, the Participant generally will recognize ordinary income at the time of the sale or exchange equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized upon the sale or exchange) over the exercise price. This income will become the Participant's new basis in the shares. Any additional profit or loss relative to this basis will be treated as a capital gain or a capital loss.

If the grant agreement so provides, a Participant may pay the exercise price of a nonstatutory stock option or an incentive stock option by delivery of Common Shares. Usually when a Participant delivers Common Shares in satisfaction of all or any part of the exercise price, no taxable gain is recognized on any appreciation in the value of the delivered shares, unless the shares were previously acquired upon the exercise of an incentive stock option and the applicable Holding Period with respect to the shares has not expired. In that case, the Participant will recognize ordinary income with respect to the delivered shares in accordance with the principles described above. Special rules apply to determine the basis of Common Shares purchased upon the exercise of an option by the delivery of previously owned shares.

Restricted Stock and Stock Awards.  A Participant generally will not incur federal income tax when he or she is awarded a share of restricted stock unless the Participant makes a valid election under Section 83(b) of the Code with respect to the award. If a Participant makes such an election, the Participant generally will recognize ordinary income equal to the fair market value of the Common Shares subject to the award on the date of grant, and the Participant generally will not recognize any additional income at the time the restrictions lapse in the case of a restricted stock award. If the Participant does not make a valid election under Section 83(b) of the Code, the Participant generally will recognize compensation income with respect to the restricted stock equal to the fair market value of the Common Shares subject to the award at the time or times the restrictions lapse.

A Participant generally will incur federal income tax (in the form of ordinary income) when he or she receives a stock award. The income is equal to the fair market value of the Common Shares subject to the stock award on the date of grant.

The amount included in a Participant's income under a restricted stock award or a stock award will become the Participant's basis in the shares subject to that award. If the Participant is an employee, this income is subject to applicable tax withholding. Any profit or loss realized on the later sale or exchange of the Common Shares relative to the Participant's basis in the shares will be treated as a capital gain or a capital loss.

Restricted Stock Units and Performance Grants.  Generally, a Participant who receives restricted stock units will not incur federal income tax, and the Company will not be allowed a deduction, at the time the award is granted. When the Participant receives payment for such awards in cash or Common Shares, the amount of the cash and the fair market value of the Common Shares received will be ordinary income to the employee and will be allowed as a deduction for federal income tax purposes to the Company. The Company generally will be entitled to a deduction equal in amount to the ordinary income realized by the recipient in the year paid.

Impact of Section 409A of the Code.  The discussion above is subject to the applicable provisions of Internal Revenue Code Section 409A. If at any time the 2015 Restatement, any incentive award under the 2015 Restatement, or any arrangement required to be aggregated with the 2015 Restatement or any incentive award under the 2015 Restatement fails to comply with the applicable requirements of Section 409A of the Code, all amounts (including earnings) deferred under the 2015 Restatement or the award for the taxable year and all preceding taxable years by any Participant with respect to whom the failure relates are includible in that Participant 's gross income for the taxable year, to the extent the amounts are not subject to a substantial risk of forfeiture and have not previously been included in the Participant 's gross income. These amounts are also subject to an additional income tax equal to twenty percent of the amount required to be included in gross income and to interest equal to the underpayment rate specified by the Internal Revenue Service plus one percentage point, imposed on the underpayments that would have occurred had the compensation been included in income for the taxable year when first deferred, or if later, when no longer subject to a substantial risk of forfeiture.

Our Income Tax Deduction.  Assuming that a Participant's compensation is otherwise reasonable and that the statutory limitations on compensation deductions do not apply (including the limitations under Sections 162(m) and 280G of the Code), the Company usually will be entitled to a business expense deduction when and for the amount that a Participant recognizes as ordinary compensation income in connection with an incentive award, as described above. The Company generally does not receive a deduction in connection with the exercise of an incentive stock option, unless the Participant disposes of the Common Shares purchased on exercise before satisfying the Holding Period requirements.

The above description of tax consequences is general in nature and does not purport to be complete. Moreover, statutory provisions and the rules and regulations promulgated thereunder are subject to change, as are their interpretations, and their application may vary in individual circumstances. Additionally, the consequences under applicable state and local income tax laws, rules and regulations may not be the same as under federal income tax laws, rules and regulations.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 31, 2015, the Company held its annual meeting of shareholders at the Green Ridge Recreation Center, 7415 Wood Haven Road, Roanoke, Virginia for the purposes of (1) electing five directors from the slate of directors nominated in accordance with OCC’s bylaws to serve until the next annual meeting of shareholders, (2) approving the Optical Cable Corporation Second Amended and Restated 2011 Stock Incentive Plan (the “2015 Restatement”), including the reservation of an additional 550,000 common shares of the Company for issuance under the 2015 Restatement, (3) ratifying the appointment of KPMG LLP as the independent registered public accounting firm for OCC for fiscal year 2015 and (4) approving, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers.

1. Election of Directors. Each of the following directors were elected to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. The vote regarding such directors was as follows:

Directors	Common Share Votes For	Common Share Votes Withheld	Common Share Broker Non-Votes
Neil D. Wilkin, Jr.	3,334,149	1,148,218	1,805,750
Randall H. Frazier	3,314,720	1,167,647	1,805,750
John M. Holland	3,337,455	1,144,912	1,805,750
Craig H. Weber	3,203,286	1,279,081	1,805,750
John B. Williamson, III	3,617,453	864,914	1,805,750

2. Approval of the 2015 Restatement, including the reservation of an additional 550,000 common shares of the Company for issuance under the 2015 Restatement. The 2015 Restatement was approved and 550,000 common shares of the Company were reserved for issuance under the 2015 Restatement. The vote regarding the approval and reservation was as follows:

Number of Common Share Votes For	3,553,629
Number of Common Share Votes Against	875,918
Number of Common Share Votes Abstain	52,820
Number of Common Share Broker Non-Votes	1,805,750

3. Ratification of KPMG LLP. KPMG was ratified as the independent registered public accounting firm for OCC for fiscal year 2015. The vote regarding the ratification was as follows:

Number of Common Share Votes For	6,262,508
Number of Common Share Votes Against	17,053
Number of Common Share Votes Abstain	8,556
Number of Common Share Broker Non-Votes	—

4. Approval, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers. The compensation paid to the Company’s named executive officers was approved on a non-binding advisory basis. The vote regarding the approval was as follows:

Number of Common Share Votes For	3,803,890
Number of Common Share Votes Against	655,064
Number of Common Share Votes Abstain	21,610
Number of Common Share Broker Non-Votes	1,807,553

No other matters were voted upon at the annual meeting of shareholders.

Item 7.01 Regulation FD Disclosure.

On March 31, 2015, following the formal portion of the shareholder meeting, Mr. Neil Wilkin, Chairman of the Board, President and CEO, provided a brief presentation on the Company. The material portions of the presentation are attached hereto as Exhibit 99.1.

The information in the preceding paragraph, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references Section 7.01 of this Current Report on Form 8-K. All information in Exhibit 99.1 speaks as of the date thereof and the Company does not assume any obligation to update said information in the future. In addition, the Company disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under Item 7.01 of this report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is filed or furnished, as noted as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

10.1	Optical Cable Corporation Second Amended and Restated 2011 Stock Incentive Plan (incorporated by reference to Appendix A of the Company’s 2015 Definitive Proxy Statement, filed March 4, 2015).

99.1	Presentation Materials from Shareholder Meeting on March 31, 2015. (FURNISHED HEREWITH)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ TRACY G. SMITH
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer

Dated: April 2, 2015

EXHIBIT INDEX

OPTICAL CABLE CORPORATION

Current report on Form 8-K

Exhibit No.	Description of Exhibit

10.1	Optical Cable Corporation Second Amended and Restated 2011 Stock Incentive Plan (incorporated by reference to Appendix A of the Company’s 2015 Definitive Proxy Statement, filed March 4, 2015).

99.1	Presentation Materials from Shareholder Meeting on March 31, 2015. (FURNISHED HEREWITH)